EXHIBIT 4.2


                            CERTIFICATE OF SECRETARY


         I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the resolution of the Board of Directors attached hereto as Exhibit 4.2A is a true and correct copy of a resolution duly adopted by the Board of Directors of General Communication, Inc. at its meeting held on December 4, 2003.

         EXECUTED this 28th day of July, 2004 at Anchorage, Alaska.


                                              GENERAL COMMUNICATION, INC.



                                              By:       /s/
                                                 John M. Lowber, Secretary


         SUBSCRIBED AND SWORN TO before me this 28th day of July, 2004.


                                                 /s/ Judi Mulligan
                                                 Notary Public in and for Alaska
                                                 My Commission Expires: 8/7/04